Exhibit 1

Suite 1050 – 625 Howe Street Vancouver, BC V6C 2T6	Tel: 1-604-689-0234 Fax: 1-604-688-0094
FOR IMMEDIATE RELEASE
PERU COPPER ANNOUNCES NEW DISCOVERY

LARGE COPPER-ZINC DEPOSIT FOUND ADJACENT TO EXISTING

TOROMOCHO OREBODY
Vancouver, British Columbia, Canada, December 18, 2006 - Peru Copper Inc. (TSX:PCR / AMEX:CUP / BVL: CUP) (“Peru Copper” or the “Company”) is pleased to announce that it has made a new discovery adjacent to the Toromocho deposit. The Company is continuing to define by drilling a large copper-zinc skarn deposit located immediately south-east of its existing copper deposit. The skarn is peripheral to the extensive breccia pipe that hosts the Toromocho porphyry copper deposit.
To date a total of 21 widely-spaced diamond drill holes with assays completed have outlined two zones, the South-Eastern with 16 holes and the Eastern with 5 holes. Drilling is ongoing with three rigs and will soon increase to 4 rigs.
SOUTH EAST ZONE
The South-East inner core of mineralization is thus far defined by 11 diamond drill holes covering an area of 268,000 square meters. The weighted average grade of all drill holes within this 268,000 square meter area received to date is:
0.5% copper, 1.03% zinc, 7.24 g/t silver and 0.2 g/t gold over a weighted average thickness of 48 meters.
Some of the better intersections are shown below. Data from all of the holes in the South East Zone are presented in the South East Area table below.

	True
	Width	From	To
Hole No.	(m)	(m)	(m)	Copper	Zinc	Silver	Gold

31-30AS-1-6	90	56.5	224.5	0.28%	1.49%	7.57 g/t	0.7 g/t
31-29A-6	75	50.0	143.0	0.40%	4.16%	5.65 g/t	0.24 g/t
30-31-6	19.5	79.0	179.5	0.77%	1.03%	6.33 g/t	0.11 g/t
The inner core is hosted within the larger South East zone of mineralization defined to date by 16 diamond drill holes, which cover an aggregate of 430,000 square meters. The results of these 16 diamond drill holes are set out in Total South Area table below, and include the results of the 11 diamond drill holes set out in Southeast Area table below.
The average of all results received in the South East Zone have a weighted average thickness of 103 meters and a weighted average grade of:

0.39% copper	0.52% zinc	6.47 g/t silver	0.09 g/t gold
EASTERN ZONE
The Eastern zone has thus far been defined by five diamond drill holes covering an area of 160,000 square meters, with the weighted average thickness of 53.4 meters. The weighted average grade of these five holes is

0.40% copper	0.42% zinc	13.24 g/t silver	0.05 g/t gold
The drill results for these five holes are set out in East Area table. Some of the better intersections are shown below.

		From	To
Hole	Width	(m)	(m)	Copper	Zinc	Silver	Gold

34-34-6	87	5.0	92.0	0.51%	0.39%	20.09 g/t	0.086 g/t
35-38A-6	25	13.0	38.5	0.25%	1.33%	26.46 g/t	0.004 g/t
34-33A-6	57	14.5	71.5	0.36%	0.41%	7.17 g/t	0.031 g/t
Initial metallurgical test work has started at Metcom Laboratories in Tucson Arizona and results will be available in early 2007.
J. David Lowell, Executive Chairman of Peru Copper stated “We are very pleased with the discovery of a new deposit at Toromocho and are fast tracking both additional drilling and initial metallurgical testing. Importantly, if metal recoveries are positive and mineral reserves are ultimately delineated, the copper-zinc material at this newly discovered target may be used as mill feed for the early years of the Toromocho Project further enhancing the project’s return. As stated in previous press releases, Peru Copper is continuing to optimize the economics of the Toromocho orebody in parallel with the completion by late 2007 of a full feasibility study. As part of this ongoing optimization and based on positive initial leach test results, Peru Copper is studying the economics of a heap leach SX/EW operation that will target the chalcocite ore in the upper 200 metres of the deposit. This may allow initial production to begin earlier and with a lower upfront investment allowing the Company to take advantage of the outlook for continuing robust base metal prices.”
The Company intends to make further announcements concerning the results of project optimization work, including the early start-up option, in early 2007.

The drilling project has been conducted under the supervision of J. David Lowell, Registered Professional Engineer Arizona State Board of Technical Registration. Executive Chairman of the Company, who is the Qualified Person for the project. Mr. Lowell has reviewed and approved the contents of this news release. All diamond drilling has been performed using HQ-diameter core with recoveries averaging greater than 95 percent. Core is logged and split on site under the supervision of Peru Copper geologists. Sampling is done on 1.5 metre intervals and samples are transported by company staff to CIMM Peru S.A. laboratories in Lima, Peru. CIMM Peru is an ISO 9001:2000-registered laboratory (Geochemical and Metallurgical samples analysis) and ISO 17025 Certification (Environmental samples analysis). Gold assays use a Fire assay 50g/5ml finished by atomic absorption and Silver, Copper, Zinc use a Multiacid digestion with atomic absorption (ore grade assay method). The QC/QA (quality control/quality assurance) program includes the insertio every 10th sample of known standards prepared by ALS chemex Laboratories in Lima.
For further information please contact Patrick De Witt, Director of Investor Relations at (604) 689-0234 or patrick@perucopper.com
Cautionary Note to U.S. Investors—The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release, such as “mineral deposit”, that the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form F-3 Registration Statement, File No. 333-121527, which may be secured from us, or from the SEC’s website at http://www.sec.gov/edgar.shtml.
Forward-Looking Statements:
Statements in this release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors identified in the Peru Copper Inc. periodic filings with Canadian Securities Regulators. Such forward-looking information represents management’s best judgment based on information currently available. No forward-looking statement can be guaranteed and actual future results may vary materially. Peru Copper does not assume the obligation to update any forward-looking statement.
Safe Harbor Statement under the United States Private Securities Litigation Reform Act of 1995: Except for the statements of historical fact contained herein, the information presented constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements, including but not limited to those with respect to the price of copper, the timing of completion of exploration activities and the determination and amount of estimated mineral resources involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of Peru Copper Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks related to the exploration and potential development of the properties owned by the company, risks related to international operations, the actual results of current exploration activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of copper, silver, molybdenum and gold, as well as those factors discussed in the section entitled “Risk Factors” in the Form F-3 as on file with the Securities and Exchange Commission in Washington, D.C. and in the Annual Information Form of the Company filed in Canada. Although Peru Copper Inc. has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Cu-Ag-Au-Zn Southeast Area
Pyrrotite, pyrite, calcopyrite, sphalerite, tetrahedrite and gold disseminated, associated to magnetite skarn and matrix of serpentine skarn

WEIGHTED AVERAGE
DDH	EAST	NORTH	ELEVATION	AZIMUTH	DIP	Thickness (m)	gAu/t	gAg/t	%Cu	%Zn

30-29A-6	376355.14	8715668.38	4684.58	0	-90	58.50	0.104	5.10	0.70	0.04
27-27AE-6	376214.78	8715382.84	4729.68	77.7	-45	24.00	0.243	7.54	0.67	0.07
31-28-6	376483.52	8715595.34	4704.58	0	-90	46.50	0.194	2.85	0.60	0.02
33-28-6	376689.34	8715671.67	4775.29	0	-90	43.50	0.139	22.71	0.35	0.89
30-31-6	376238.94	8715812.94	4680.18	0	-90	19.50	0.112	6.33	0.77	1.03
30-28-6	376340.74	8715495.20	4689.04	0	-90	21.00	0.158	5.26	0.67	0.03
31-30-6	376348.65	8715791.14	4690.93	0	-90	61.50	0.123	4.56	0.54	0.09
32-28A-6	376574.34	8715714.15	4734.01	0	-90	40.50	0.158	9.13	0.38	0.45
32-27-6	376594.10	8715513.62	4751.04	0	-90	48.00	0.728	4.88	0.60	0.17
31-29A-6	376455.74	8715750.87	4706.32	0	-90	75.00	0.238	5.65	0.40	4.16
31-30AS-1-6	376415.63	8715845.13	4718.87	154.28	-84	90.00	0.068	7.57	0.28	1.49
Average						528.00	0.20	7.24	0.50	1.03
Total Southeast Area
Serpentine-chlorite skarn alternating with actinolite and tremolite Skarn including Ore Body of pyrrotite, pyrite, calcopyrite, sphalerite, tetrahedrite and gold disseminate.

WEIGHTED AVERAGE
DDH	EAST	NORTH	ELEVATION	AZIMUTH	DIP	Thickness (m)	gAu/t	gAg/t	%Cu	%Zn

28-33-6 *	376046.77	8715951.24	4648.14	0	-90	220.50	0.03	5.58	0.38	0.42
28-30-6 *	376139.68	8715749.53	4683.08	0	-90	109.50	0.06	3.76	0.34	0.40
30-31-6	376238.94	8715812.94	4680.18	0	-90	117.00	0.06	5.48	0.50	0.40
31-30AS-1-6	376415.63	8715845.13	4718.87	154.28	-84	145.50	0.06	6.61	0.27	0.96
31-29A-6	376455.74	8715750.87	4706.32	0	-90	127.50	0.15	7.10	0.33	2.56
28-28A-6 *	376185.02	8715538.04	4712.14	0	-90	88.50	0.06	3.13	0.26	0.26
27-27AE-6	376214.78	8715382.84	4729.68	77.7	-45	103.50	0.07	5.16	0.27	0.16
32-27-6	376594.10	8715513.62	4751.04	0	-90	69.00	0.52	5.16	0.49	0.25
31-28-6	376483.52	8715595.34	4704.58	0	-90	61.50	0.16	3.35	0.57	0.04
28-25-6 *	376349.73	8715235.19	4738.46	0	-90	45.00	0.06	3.34	0.32	0.06
27-34-1-6 *	375920.10	8716005.68	4617.13	0	-90	140.00	0.03	3.57	0.42	0.39
30-29A-6	376355.14	8715668.38	4684.58	0	-90	84.00	0.10	4.25	0.60	0.03
30-28-6	376340.74	8715495.20	4689.04	0	-90	45.00	0.10	6.84	0.48	0.11
31-30-6	376348.65	8715791.14	4690.93	0	-90	90.00	0.10	4.68	0.49	0.10
32-28A-6	376574.34	8715714.15	4734.01	0	-90	72.00	0.10	9.06	0.32	0.29
33-28-6	376689.34	8715671.67	4775.29	0	-90	125.00	0.06	21.74	0.44	0.41
Average						1643.50	0.09	6.47	0.39	0.52

East Area
Serpentine-chlorite skarn alternating with actinolite and tremolite Skarn.

DDH	EAST	NORTH	ELEVATION	AZIMUTH	DIP	From	To	Thickness (m)	gAu/t	gAg/t	%Cu	%Zn

34-34-6	376615.24	8716264.16	4582.78	0	-90	5.00	92.00	87.00	0.086	20.09	0.51	0.39
35-38A-6	376638.45	8716689.04	4536.16	0	-90	13.00	38.50	25.50	0.004	26.46	0.25	1.33
34-35AE-6	376624.59	8716391.04	4551.15	70.02	-60	4.50	45.00	40.50	0.044	9.53	0.34	0.08
34-33A-6	376665.79	8716167.79	4625.17	0	-90	14.50	71.50	57.00	0.031	7.17	0.36	0.41
34-33AE-6	376667.08	8716168.00	4625.03	78.39	-50	31.50	88.50	57.00	0.035	5.55	0.41	0.29
Average								267.00	0.049	13.24	0.40	0.42
South Area
Serpentine-chlorite skarn alternating with actinolite and tremolite Skarn.

DDH	EAST	NORTH	ELEVATION	AZIMUTH	DIP	From	To	Thickness (m)	gAu/t	gAg/t	%Cu	%Zn

26-35A-6	375819.53	8716111.52	4619.821	0	-90	8.00	150.50	142.5	0.041	5.71	0.46	0.04
TOTAL								142.50	0.041	5.71	0.46	0.04